Exhibit 21.1

Subsidiaries of APi Group Corporation

Legal Name	Jurisdiction
3S Incorporated	Indiana
6232698 Canada Inc. (Direct Fire Protection Systems)	Canada
A. P. I. Inc.	Minnesota
A.P.I. Garage Door, Inc.	Minnesota
Acces Control Systems Ltd.	Hong Kong
AED-Partner International B.V.	Netherlands
American Fire Protection Group, Inc.	Minnesota
APi Acquisition IV, Inc.	Minnesota
APi Acquisition V, Inc.	Minnesota
APi Acquisition, Inc.	Minnesota
APi Group Corporation	Delaware
APi Group DE, Inc.	Delaware
APi Group Dutch Holdco B.V.	Netherlands
APi Group France HoldCo SAS	France
APi Group Holdings Canada ULC	Canada
APi Group Life Safety USA LLC	Minnesota
APi Group, Inc.	Minnesota
APi Group UK HoldCo Limited	UK
APi Indiana, Inc.	Minnesota
APi International, LLC	Minnesota
APi Group Finance, Inc.	Minnesota
APi National Service Group, Inc.	Minnesota
APi Real Estate, LLC	Minnesota
Atlantic Alarm & Sound Ltd.	Canada
Beijing Chubb Fire Security Systems Co., Limited	China
BET Security and Communications Ltd.	UK
Blumaco Industries BVBA	Belgium
Blusgroep B.V.	Netherlands
Brandbeveiliging Alkmaar B.V.	Netherlands
Brannvernservice Alesund AS	Norway
CanAm Fire Protection Inc.	Canada
CEMIS Systemes de Securite Incendie	France
Chubb (NI) Ltd.	UK
Chubb (Thailand) Ltd	Thailand
Chubb Australia Pty Ltd.	Australia
Chubb China Holdings Ltd	Hong Kong
Chubb China Limited	Hong Kong
Chubb Delta Telesurveillance	France
Chubb Deutschland GmbH	Germany
Chubb Dormant (No. 2) Limited.	UK
Chubb EMEA	France
Chubb Fire & Security B.V	Netherlands
Chubb Fire & Security Canada Corporation	Canada
Chubb Fire & Security Ltd	UK
Chubb Fire & Security Pty Ltd	Australia
Chubb Fire Ltd.	UK
Chubb France	France
Chubb GF (Thailand) Company Limited	Thailand

Chubb Group (International) Ltd.	UK
Chubb Group Ltd.	UK
Chubb Group Properties Ltd.	UK
Chubb Group Security Ltd.	UK
Chubb Holdings (Thailand) Co., Ltd	Thailand
Chubb Hong Kong Limited	Hong Kong
Chubb Iberia	Spain
Chubb International (Netherlands) BV	Netherlands
Chubb International Holdings Ltd.	UK
Chubb Ireland Limited	Ireland
Chubb Ltd.	UK
Chubb Macau Limited	Macau
Chubb Management Services Ltd.	UK
Chubb Nederland B.V.	Netherlands
Chubb New Zealand	New Zealand
Chubb Osterreich GmbH	Austria
Chubb Properties Pty Ltd	Australia
Chubb Security (Pensions) Ltd.	UK
Chubb Security Systems BVBA	Belgium
Chubb Sicli SA	Switzerland
Chubb Singapore Pte. Ltd.	Singapore
Chubb Systems Ltd.	UK
Chubb Systems Pvt. Ltd.	India
Classic Industrial Services, Inc.	Delaware
Clinitec BVBA	Belgium
Counterforce Corporation	Canada
Cream Ridge Construction Co., Inc.	New Jersey
Creamer Jingoli, LLC	New Jersey
Creamer Ruberton A Joint Venture LP	New Jersey
Creamer Sanzari JV	New Jersey
Dalo Service B.V.	Netherlands
De Vries Preventie B.V.	Netherlands
Davis-Ulmer Sprinkler Company, Inc.	New York
De Groene Vlam BVBA	Belgium
De Vries Branbeveiliging B.V.	Netherlands
Delta Security Solutions Holding SAS	France
Delta Security Solutions SA	France
Dunford Hepburn Ltd.	UK
Fire Safety First B.V.	Netherlands
FoamXpert B.V.	Netherlands
Forbes Fire Protection Services, Inc.	Canada
Frontline Security Solutions Ltd.	UK
Gordon United, LLC	Minnesota
Grunau Company, Inc.	Wisconsin
Guardair Aviation Security Technology Limited	Thailand
Hugen Branbeveiliging en Adviesbureau B.V.	Netherlands
ICS, Inc.	North Dakota
International Fire Protection, Inc.	Alabama
Island Fire Sprinkler, Inc.	New York
Island Fire Sprinkler-NYC, LLC	New York
J. Fletcher Creamer & Son, Inc.	New Jersey
Jomax Construction Company, Inc.	Kansas
K & M Fire Protection Services, Inc.	Connecticut

K&M Fire N.Y.C., LLC	New York
Knowsley SK Holding Limited	UK
Knowsley S.K. Limited	UK
LeJeune Steel Company	Minnesota
Mentor Business Systems Ltd.	UK
Metropolitan Mechnical Contractors, Inc.	Minnesota
Mid-Ohio Pipeline Company Inc.	Ohio
Mid-Ohio Pipeline Services, LLC	Ohio
MMC Holdings, LLC	Minnesota
MP Nexlevel of California, Inc.	Minnesota
MP Nexlevel, LLC	Minnesota
MP Technologies, LLC	Minnesota
MSC Fire Products Limited	Ireland
Nexlevel Inc.	Minnesota
Nexus Alarm & Suppression, Inc.	Wyoming
Noha AB	Sweden
Noha Norway AS	Norway
Noha Sweden AB	Sweden
Northern Air Corporation	Minnesota
Northland Constructors of Duluth, Inc.	Minnesota
Pilgrim House Group Limited	UK
PSL Supply, LLC	New York
RHDJ B.V.	Netherlands
Safe Brannvern AS	Norway
Saval B.V.	Netherlands
Saval NV	Belgium
Security Monitoring Centre B.V.	Netherlands
Security Monitoring Centre BVBA/SPRL	Belgium
Security Monitoring Centres Ltd.	UK
Shanghai Chubb Intelligent Building Systems Co., Ltd.	Chnina
SICLI Holding SAS	France
Simplus Brandblusapparaten B.V.	Netherlands
SK FireSafety Group B.V.	Netherlands
SK Noord Brandbeveiliging B.V.	Netherlands
SNC Sicli & Cie (Protecsud Monaco)	Monaco
Somati Systems	Belgium
Sprinkler Acquisition, LLC	Minnesota
Stichting Administratiekantoor AED-Partner International	Netherlands
Summit Pipeline Services ULC	Canada
Sprocket Insurance Company	Vermont
T.Texas Sprinkler, LP	Texas
Technologies Inc.	Minnesota
Tenet Corp	Minnesota
Tessier’s Inc.	South Dakota
TEXASSPRINKLER, LLC	Arkansas
The Jamar Company	Minnesota
Three S Inc. México, S. de R.L. de C.V.	Mexico
TL Nexlevel Companies, LLC	Minnesota
TLR Consulting, Inc.	Minnesota
Train Oilfield Services Ltd.	Canada
United Piping, Inc.	Minnesota
United States Alliance Fire Protection, Inc.	Delaware
Viking Automatic Sprinkler Company	Minnesota

Vipond Fire Protection Limited	UK
Vipond Inc.	Canada
Vita Nova Supra NV	Belgium
Vivon Nederland B.V.	Netherlands
W & M Sprinkler Company, Inc.	New York
W & M Sprinkler-NYC, LLC	New York
Wright Service Center, LLC	Minnesota